Assured Guaranty Ltd. Reports Results for Fourth Quarter 2017 and Full Year 2017

•
Net income was $52 million, or $0.44 per share, for fourth quarter 2017 and $730 million, or $5.96 per share, for FY 2017. Fourth quarter and FY 2017 net income includes a tax expense of $61 million for the estimated effect of the 2017 Tax Cuts and Jobs Act.

•	Non-GAAP operating income[1] was $91 million, or $0.77 per share, for fourth quarter 2017, and $661 million, or $5.41 per share, for FY 2017.

•	Settlement reached in fourth quarter 2017 regarding a breach of representations and warranties claim, resulting in a pretax gain of $105 million.

•	Shareholders' equity per share, non-GAAP operating shareholders' equity[1] per share and non-GAAP adjusted book value[1] per share reached new records at $58.95, $56.20 and $77.74, respectively.

•	Share repurchases totaled $70 million, or 1.9 million shares, in fourth quarter 2017, for a total of $501 million, or 12.7 million shares, in FY 2017.

•	Gross written premium nearly doubled to $307 million in 2017 from $154 million in 2016, while PVP[1] increased by approximately 35% to $289 million in 2017 from $214 million in 2016.

Hamilton, Bermuda, February 22, 2018 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended December 31, 2017 (fourth quarter 2017) and the year ended December 31, 2017 (FY 2017).

1 Please see “Explanation of Non-GAAP Financial Measures.” When a financial measure is described as "operating," it is a non-GAAP financial measure.

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$52	$197	$730	$881
Non-GAAP operating income (1)	91	139	661	895
Gain (loss) related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation) included in non-GAAP operating income	2	16	11	12

Net income per diluted share	$0.44	$1.49	$5.96	$6.56
Non-GAAP operating income (1) per diluted share	0.77	1.05	5.41	6.68
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	0.02	0.12	0.10	0.10

Diluted shares	118.9	131.7	122.3	134.1

Gross written premiums (GWP)	$72	$83	$307	$154
Present value of new business production (PVP) (1)	77	85	289	214
Gross par written	4,776	5,643	18,024	17,854

Summary Financial Results (continued)
(in millions, except per share amounts)

	As of
	December 31, 2017		December 31, 2016
	Amount	Per Share	Amount	Per Share
Shareholders' equity	$6,839	$58.95	$6,504	$50.82
Non-GAAP operating shareholders' equity(1)	6,521	56.20	6,386	49.89
Non-GAAP adjusted book value(1)	9,020	77.74	8,506	66.46
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	5	0.03	(7)	(0.06)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value	(14)	(0.12)	(24)	(0.18)

Common shares outstanding	116.0		128.0
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

“We continued to strengthen the enterprise in 2017 through our strategies of new business production, efficient capital management, alternative strategies including acquisitions and commutations, and determined loss mitigation,” said Dominic Frederico, President and CEO. "The intrinsic value of an Assured Guaranty common share reached new heights, reflected in record non-GAAP adjusted book value per share, which increased 17% during the year. Our U.S. public finance, international infrastructure and structured finance new business operations combined to produce more annual PVP than in any year since 2010."

Tax Reform

The Company recognized a provisional tax expense of $61 million attributable to the estimated effect of tax reform under the 2017 Tax Cuts and Jobs Act (Tax Act). This charge includes the net impact of the deemed repatriation of all previously untaxed unremitted earnings of controlled foreign corporations of $24 million, as well as the permanent write down of various tax attributes and other net deferred tax assets of $37 million for the reduction of the statutory corporate tax rate from 35% to 21%. Excluding the write down of tax attributes of non-GAAP adjustments, the estimated effect of tax reform on non-GAAP operating income was $35 million. (Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release).

Fourth Quarter Results

GAAP Financial Information

Net income for fourth quarter 2017 was $52 million, compared with net income of $197 million for the three-month period ended December 31, 2016 (fourth quarter 2016). The decrease was primarily attributable to lower fair value gains, lower net earned premiums due mainly to lower refundings and terminations, the provisional tax expense related to the enactment of the Tax Act, offset in part, by lower loss and loss adjustment expenses (LAE).

Loss and LAE were $34 million in fourth quarter 2017, compared with $112 million in fourth quarter 2016. The expense in fourth quarter 2017 was due mainly to the increase in loss reserves on Puerto Rico exposures, partially offset by a gain on the settlement of a breach of representations and warranties (R&W) claim. The expense in fourth quarter 2016 was primarily related to an increase in Puerto Rico loss reserves and a reduction in excess spread on certain first-lien United States (U.S.) residential mortgage-backed securities (RMBS) exposures, which were partially offset by a benefit due to an increase in discount rates.

Fair value gains on credit derivatives were $5 million in fourth quarter 2017, compared with $74 million in fourth quarter 2016. Fourth quarter 2017 and 2016 fair value gains were generated primarily by the run-off of credit derivative par and price improvements on the underlying collateral, while fourth quarter 2016 also included a gain resulting from the termination of several credit derivative transactions. Except for credit impairment, the fair value adjustments on credit derivatives in the insured portfolio are non-economic adjustments that reverse to zero over the remaining term of that portfolio. Fair value gains on financial guaranty variable interest entities (FG VIEs) and committed capital securities (CCS) were also lower in fourth quarter 2017 compared with fourth quarter 2016.

Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended
	December 31,
	2017	2016
Revenues:
Net earned premiums	$178	$236
Net investment income	96	117
Net realized investment gains (losses)	(14)	(24)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(29)	(18)
Net unrealized gains (losses)	34	92
Net change in fair value of credit derivatives	5	74
Fair value gains (losses) on CCS	2	50
Fair value gains (losses) on FG VIEs	5	27
Other income (loss)	9	(10)
Total revenues	281	470

Expenses:
Loss and LAE	34	112
Amortization of deferred acquisition costs	6	5
Interest expense	24	25
Other operating expenses	61	57
Total expenses	125	199

Income (loss) before income taxes	156	271
Provision (benefit) for income taxes	104	74
Net income (loss)	$52	$197

Economic Loss Development

The economic development in fourth quarter 2017 was $15 million. The development was primarily related to Puerto Rico exposures, partially offset by a $105 million benefit attributable to an R&W settlement. The economic loss development attributable to the change in discount rates was a benefit of $3 million for fourth quarter 2017.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid (Recovered) as of September 30, 2017	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of December 31, 2017

Public finance	$1,093	$122	$(12)	$1,203
U.S. RMBS	176	(111)	8	73
Other structured finance	23	4	—	27
Total	$1,292	$15	$(4)	$1,303
________________________________________________

(1)
Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under accounting principles generally accepted in the United States of America (GAAP).

New Business Production

New Business Production
(in millions)

	Quarter Ended December 31,
	2017			2016
	GWP	PVP(1)	Gross Par Written	GWP	PVP(1)	Gross Par Written

Public finance - U.S.	$58	$59	$4,367	$70	$72	$5,465
Public finance - non-U.S.	13	8	116	9	9	107
Structured finance - U.S.	(4)	7	246	4	3	47
Structured finance - non-U.S.	5	3	47	0	1	24
Total	$72	$77	$4,776	$83	$85	$5,643
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

GWP include amounts collected upfront on all new business written, the present value of future premiums on new financial guaranty business written (discounted at risk free rates), the effects of changes in the estimated lives of transactions in the inforce book of financial guaranty business, and the current installments of non-financial guaranty new business. In fourth quarter 2017, U.S. public finance GWP decreased to $58 million from $70 million in fourth quarter 2016, due primarily to a decrease in new business production.

U.S. public finance PVP decreased in fourth quarter 2017 compared with fourth quarter 2016 due to lower par written in the secondary market. PVP written in the primary market increased 46% compared with fourth quarter 2016 due in part to several large transactions, with higher premium rates. Assured Guaranty once again guaranteed the majority of insured par issued.

Outside the U.S., the Company generated $8 million of international public finance PVP and $3 million of international structured finance in fourth quarter 2017. The transactions written in fourth quarter 2017 include secondary market guarantees on regulated utilities and reinsurance on aircraft residual value insurance transactions.

The average rating on all new business production was A- in both fourth quarter 2017 and 2016.

Other Non-GAAP Financial Measures

Non-GAAP operating income was $91 million in fourth quarter 2017, compared with $139 million in fourth quarter 2016. Non-GAAP operating income decreased in fourth quarter 2017 compared with fourth quarter 2016 due mainly to lower net earned premiums and the provisional tax expense related to the enactment of the Tax Act, offset in part by lower operating loss expense.

Year-to-Date Results

GAAP Financial Information

Net income was $730 million for FY 2017, compared with $881 million for the year ended December 31, 2016 (FY 2016). Net income in both FY 2017 and FY 2016 had significant gains attributable to our strategic initiatives. FY 2017 included pretax commutation gains of $328 million related to the reassumption of previously ceded contracts, a pretax gain of $58 million related to the acquisition of MBIA UK Insurance Limited (MBIA UK) (MBIA UK Acquisition), and a pretax gain of $151 million related to litigation and R&W settlements. FY 2016 included a pretax gain of $259 million related to the acquisition of CIFG Holding Inc. (CIFG Acquisition) and a pretax gain of $89 million related to a loss mitigation transaction. Excluding these items, net income decreased in FY 2017 compared with FY 2016 due mainly to higher loss and LAE, lower net earned premiums from refundings and terminations, and the provisional tax expense related to the Tax Act.

Loss and LAE expense was $388 million in FY 2017, compared with $295 million in FY 2016. The expense in FY 2017 mainly includes an increase in loss reserves on Puerto Rico, offset in part by benefits attributable to litigation and R&W settlements. FY 2016 loss and LAE expense consisted primarily of an increase in loss reserves on certain Puerto Rico exposures.

Consolidated Statements of Operations (unaudited)
(in millions)

	Year Ended
	December 31,
	2017	2016
Revenues:
Net earned premiums	$690	$864
Net investment income	418	408
Net realized investment gains (losses)	40	(29)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(10)	29
Net unrealized gains (losses)	121	69
Net change in fair value of credit derivatives	111	98
Fair value gains (losses) on CCS	(2)	0
Fair value gains (losses) on FG VIEs	30	38
Bargain purchase gain and settlement of pre-existing relationships, net	58	259
Other income (loss)	394	39
Total revenues	1,739	1,677

Expenses:
Loss and LAE	388	295
Amortization of deferred acquisition costs	19	18
Interest expense	97	102
Other operating expenses	244	245
Total expenses	748	660

Income (loss) before income taxes	991	1,017
Provision (benefit) for income taxes	261	136
Net income (loss)	$730	$881

Economic Loss Development

The economic loss development for FY 2017 was $313 million, primarily related to the Company’s Puerto Rico exposure, partially offset by benefits recognized as a result of loss mitigation strategies including benefits attributable to litigation and R&W settlements.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid (Recovered) as of December 31, 2016	Net Expected Loss to be Paid (Recovered) on MBIA UK as of January 10, 2017	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of December 31, 2017

Public finance	$904	$13	$549	$(263)	$1,203
U.S. RMBS	206	—	(181)	48	73
Other structured finance	88	8	(55)	(14)	27
Total	$1,198	$21	$313	$(229)	$1,303
________________________________________________

(1)
Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under GAAP.

New Business Production

New Business Production
(in millions)

	Year Ended December 31,
	2017			2016
	GWP	PVP(1)	Gross Par Written	GWP	PVP(1)	Gross Par Written

Public finance - U.S.	$190	$196	$15,957	$142	$161	$16,039
Public finance - non - U.S.	105	66	1,376	15	25	677
Structured finance - U.S.	(1)	12	489	(1)	27	1,114
Structured finance - non-U.S.	13	15	202	(2)	1	24
Total	$307	$289	$18,024	$154	$214	$17,854
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

In FY 2017, GWP increased to $307 million from $154 million in FY 2016, due to increased new financial guaranty business production in U.S. public finance and international infrastructure markets.

U.S. public finance PVP increased in FY 2017 compared with the comparable prior-year period due mainly to a higher number of large transactions and a more diverse book of underlying credits. The Company's market share, based on par, rose to 58.5% in FY 2017 from 56.2% in FY 2016. Assured Guaranty once again guaranteed the majority of insured par issued while maintaining an A- average rating on new business written.

Outside the U.S., the Company generated $66 million of public finance PVP in FY 2017, compared with $25 million in FY 2016. In 2017 this included several university housing and regulated utilities transactions, a senior liquidity guarantee as part of a European infrastructure refinancing and a project finance infrastructure/public-private-partnership healthcare transaction. Non-U.S. PVP was strong in both the primary and secondary markets in 2017.

In addition, the Company generated $15 million of non-U.S. structured finance PVP in FY 2017 by providing reinsurance of aircraft residual value policies and triple-X life reinsurance polices.

Other Non-GAAP Financial Measures

Non-GAAP operating income for FY 2017 was $661 million, compared with non-GAAP operating income for FY 2016 of $895 million. Similar to net income results, non-GAAP operating income in FY 2017 included pretax commutation gains of $328 million, a pretax gain of $58 million related to the MBIA UK Acquisition and a pretax gain of $151 million related to litigation and R&W settlements. FY 2016 non-GAAP operating income included a pretax gain of $259 million related to the CIFG Acquisition and a pretax gain of $89 million related to a loss mitigation transaction. Excluding these gains, non-GAAP operating income decreased in FY 2017 compared with FY 2016 due mainly to higher loss and LAE, lower net earned premiums and the provisional tax expense related to the enactment of the Tax Act.

On a per-share basis, shareholders' equity, non-GAAP operating shareholders' equity and non-GAAP adjusted book value increased due to the benefit of the acquisitions and commutations over the past several years and the related recurring income, favorable litigation outcomes and R&W settlements, as well as the accretive effect of the share repurchase program that has been in effect since January of 2013.

Common Share Repurchases

Summary of Share Repurchases
(in millions, except per share amounts)

	Amount	Number of Shares	Average Price Per Share

2017 (January 1 - March 31)	$216	5.43	$39.83
2017 (April 1 - June 30)	135	3.46	39.05
2017 (July 1 - September 30)	80	1.85	43.29
2017 (October 1 - December 31)	70	1.93	36.18
2017	501	12.67	39.57

2018 (January 1 - February 22)	$43	1.23	$34.90

From 2013 through February 22, 2018, the Company repurchased 82.5 million common shares at an average price of $27.37, representing approximately 43% of the total shares outstanding at the beginning of the repurchase program in 2013. These repurchases can be made from time to time in the open market or in privately negotiated transactions.

As in the past, the Company's execution of its capital management strategy is contingent upon its available free cash and the capital position of the parent company, market conditions, the maintenance of its strong financial strength ratings and other factors. The repurchase program may be modified, extended or terminated by the Board of Directors at any time. It does not have an expiration date.

Insurance Company Subsidiaries’ Share Repurchases

In 2017, the respective regulators of Assured Guaranty Corp. (AGC) and Assured Guaranty Municipal Corp. (AGM) approved transfers of approximately $200 million and $101 million, respectively,  to the U.S. holding companies in the form of share repurchases.  AGM transferred $101 million to Assured Guaranty Municipal Holdings Inc. in 2017, and AGC transferred $200 million to Assured Guaranty US Holdings Inc. in January 2018.

Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	December 31, 2017	December 31, 2016
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,674	$10,233
Short-term investments, at fair value	627	590
Other invested assets	94	162
Total investment portfolio	11,395	10,985

Cash	144	118
Premiums receivable, net of commissions payable	915	576
Ceded unearned premium reserve	119	206
Deferred acquisition costs	101	106
Reinsurance recoverable on unpaid losses	44	80
Salvage and subrogation recoverable	572	365
Credit derivative assets	2	13
Deferred tax asset, net	98	497
Current income tax receivable	21	12
FG VIE assets, at fair value	700	876
Other assets	322	317
Total assets	$14,433	$14,151

Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$3,475	$3,511
Loss and LAE reserve	1,444	1,127
Reinsurance balances payable, net	61	64
Long-term debt	1,292	1,306
Credit derivative liabilities	271	402
FG VIE liabilities with recourse, at fair value	627	807
FG VIE liabilities without recourse, at fair value	130	151
Other liabilities	294	279
Total liabilities	7,594	7,647

Shareholders' equity
Common stock	1	1
Additional paid-in capital	573	1,060
Retained earnings	5,892	5,289
Accumulated other comprehensive income (AOCI)	372	149
Deferred equity compensation	1	5
Total shareholders' equity	6,839	6,504
Total liabilities and shareholders' equity	$14,433	$14,151

Explanation of Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures, along with the effect of FG VIE consolidation, provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company. However, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. Management and the Board of Directors use non-GAAP financial measures adjusted to remove FG VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation. Wherever possible, the Company has separately disclosed the effect of FG VIE consolidation.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted to remove the effect of FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted to remove the effect of FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Non-GAAP operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) non-GAAP operating income, adjusted to remove the effect of FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted to remove the effect of FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted to remove the effect of FG VIE consolidation, and (4) PVP.

The following paragraphs and tables define each non-GAAP financial measure disclosed by the Company and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented below.

Non-GAAP Operating Income

Management believes that non-GAAP operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts non-GAAP operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Non-GAAP operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)
Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)	Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Summary Reconciliation of
GAAP Net Income to Non-GAAP Operating Income (1)
(in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income (loss)	$52	$197	$730	$881
Less pre-tax adjustments:
Realized gains (losses) on investments	(14)	(24)	40	(30)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(17)	68	43	36
Fair value gains (losses) on CCS	2	50	(2)	0
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	8	(12)	57	(33)
Total pre-tax adjustments	(21)	82	138	(27)
Less tax effect on pre-tax adjustments	(18)	(24)	(69)	13
Non-GAAP operating income	$91	$139	$661	$895

Gain (loss) related to FG VIE consolidation (net of tax provision of $1, $9, $6 and $7) included in non-GAAP operating income	$2	$16	$11	$12
________________________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Non-GAAP Operating Income Adjustments and
Effect of FG VIE Consolidation
(in millions)

	Quarter Ended December 31, 2017			Quarter Ended December 31, 2016
	Non-GAAP Operating Income Adjustments (1)		Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—		$(3)	$—	$(4)
Net investment income	—		(1)	—	(1)
Net realized investment gains (losses)	(14)		—	(24)	—
Net change in fair value of credit derivatives	1		—	64	—
Fair value gains (losses) on CCS	2		—	50	—
Fair value gains (losses) on FG VIEs	—		5	—	27
Other income (loss)	8		0	(13)	0
Total revenue adjustments	(3)		1	77	22
Adjustments to expenses:
Loss expense	18		(2)	(5)	(3)
Total expense adjustments	18		(2)	(5)	(3)
Pre-tax adjustments	(21)		3	82	25
Tax effect of adjustments	18	(3)	1	24	9
After-tax adjustments	$(39)		$2	$58	$16
________________________________________________

(1)	The "Non-GAAP Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at non-GAAP operating income.

(2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process.

(3)	Fourth quarter 2017 includes $26 million adjustment to tax expense related to the estimated effect of tax reform.

Non-GAAP Operating Income Adjustments and
Effect of FG VIE Consolidation
(in millions)

	Year Ended December 31, 2017			Year Ended December 31, 2016
	Non-GAAP Operating Income Adjustments (1)		Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—		$(15)	$—	$(16)
Net investment income	—		(5)	8	(10)
Net realized investment gains (losses)	40		—	(29)	—
Net change in fair value of credit derivatives	86		—	49	—
Fair value gains (losses) on CCS	(2)		—	0	—
Fair value gains (losses) on FG VIEs	—		30	—	38
Other income (loss)	57		0	(34)	0
Total revenue adjustments	181		10	(6)	12
Adjustments to expenses:
Loss expense	43		(7)	20	(7)
Other operating expenses	—		—	1	—
Total expense adjustments	43		(7)	21	(7)
Pre-tax adjustments	138		17	(27)	19
Tax effect of adjustments	69	(3)	6	(13)	7
After-tax adjustments	$69		$11	$(14)	$12
________________________________________________

(1)	The "Non-GAAP Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at non-GAAP operating income.

(2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process.

(3)	FY 2017 includes $26 million adjustment to tax expense related to the estimated effect of tax reform.

Non-GAAP Operating Shareholders’ Equity and Non-GAAP Adjusted Book Value

Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)
Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of AOCI (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

 4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that non-GAAP adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1)	Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)	Addition of the net present value of estimated net future revenue on non-financial guaranty contracts. See below.

3)
Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Reconciliation of GAAP Shareholders' Equity to
Non-GAAP Operating Shareholders' Equity (1) and Non-GAAP Adjusted Book Value (1)
(in millions, except per share amounts)

	As of
	December 31, 2017	December 31, 2016

Shareholders' equity	$6,839	$6,504
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(146)	(189)
Fair value gains (losses) on CCS	60	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	487	316
Less taxes	(83)	(71)
Non-GAAP operating shareholders' equity	6,521	6,386
Pre-tax adjustments:
Less: Deferred acquisition costs	101	106
Plus: Net present value of estimated net future revenue	146	136
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,966	2,922
Plus taxes	(512)	(832)
Non-GAAP adjusted book value	$9,020	$8,506

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(2) and $4)	$5	$(7)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $3 and $12)	$(14)	$(24)

Shares outstanding at the end of the period	116.0	128.0

Per share:
Shareholders' equity	$58.95	$50.82
Non-GAAP operating shareholders' equity	56.20	49.89
Non-GAAP adjusted book value	77.74	66.46
________________________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Net Present Value of Estimated Net Future Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for non-financial guaranty insurance contracts. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s non-financial guaranty insurance contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GWP to PVP(1)
(in millions)

	Quarter Ended
	December 31, 2017
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$58	$13	$(4)	$5	$72
Less: Installment GWP and other GAAP adjustments(2)	(2)	13	(4)	2	9
Upfront GWP	60	—	0	3	63
Plus: Installment premium PVP	(1)	8	7	—	14
PVP	$59	$8	$7	$3	$77

	Quarter Ended
	December 31, 2016
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$70	$9	$4	$0	$83
Less: Installment GWP and other GAAP adjustments(2)	(2)	9	1	0	8
Upfront GWP	72	—	3	—	75
Plus: Installment premium PVP	—	9	0	1	10
PVP	$72	$9	$3	$1	$85

	Year Ended
	December 31, 2017
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$190	$105	$(1)	$13	$307
Less: Installment GWP and other GAAP adjustments(2)	(3)	103	(1)	0	99
Upfront GWP	193	2	0	13	208
Plus: Installment premium PVP	3	64	12	2	81
PVP	$196	$66	$12	$15	$289

	Year Ended
	December 31, 2016
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$142	$15	$(1)	$(2)	$154
Less: Installment GWP and other GAAP adjustments(2)	(19)	15	(4)	(2)	(10)
Upfront GWP	161	—	3	—	164
Plus: Installment premium PVP	0	25	24	1	50
PVP	$161	$25	$27	$1	$214
________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

(2)
Includes present value of new business on installment policies, discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Conference Call and Webcast Information

The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Friday, February 23, 2018. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available through May 24, 2018. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10116879. The replay will be available one hour after the conference call ends.

Please refer to Assured Guaranty's December 31, 2017 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd, for more information on the Company's financial guaranty portfolio, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 4Q 2017,” which lists the U.S. public finance new issues insured by the Company in fourth quarter 2017, and

•	“Structured Finance Transactions at December 31, 2017,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “December 31, 2017 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of non-GAAP adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; developments in the world’s financial and capital markets that adversely affect obligors’ payment rates or Assured Guaranty’s loss experience; the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; increased competition, including from new entrants into the financial guaranty industry; rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty's investment portfolio and in collateral posted by and to Assured Guaranty; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; difficulties with the execution of Assured Guaranty’s business strategy; loss of key personnel; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes; other risk factors identified in AGL's filings with the U.S. Securities and Exchange Commission; other risks and uncertainties that have not been identified at this time; and management’s response to these factors. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of February 22, 2018, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@agltd.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@agltd.com